Consent of Independent Registered Public Accounting Firm

The Board of Directors and Shareholder
Nationwide Life Insurance Company:

We consent to the use of our reports with respect to Nationwide VLI Separate Account-7 dated March 13, 2012 and Nationwide Life Insurance Company and subsidiaries dated March 1, 2012, included herein, and to the reference to our firm under the heading “Independent Registered Public Accounting Firm” in the Statement of Additional Information (File No. 333-146649) on Form N-6.

/s/ KPMG LLP

Columbus, Ohio
April 16, 2012